Exhibit 10.36

SECOND AMENDMENT

TO THE

ALBEMARLE CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN

In accordance with Section 11.1 of the Albemarle Corporation Executive Deferred Compensation Plan, as Amended and Restated Effective January 1, 2005 (the “Plan”), the Plan is hereby amended as follows:

1.	Section 6.11 of the Plan is hereby amended to insert “(a)” at the beginning thereof.

2.	Section 6.11 of the Plan is further amended to add a new paragraph (b) at the end thereof to read as follows:

“(b) Notwithstanding paragraph (a) hereof, a Participant may make a new election as to the time and/or form of payment of benefits, provided that (i) such Participant has not commenced payment of his or her benefit, (ii) such new election is made no later than December 31, 2007, and (iii) such new election does not affect payments that the Participant would otherwise receive in 2007 or cause payments to be made in 2007. This paragraph is intended to comply with, and shall be administered in accordance with, the special transition rule provided for in Q&A-19(c) of IRS Notice 2005-1, Notice 2006-79, and other applicable provisions of the rules and regulations issued under Code Section 409A.”

3.	The provisions of this Second Amendment are effective as of January 1, 2007.

IN WITNESS WHEREOF, the Corporation by its duly authorized officer has caused these presents to be signed as of this 28th day of December, 2007.

ALBEMARLE CORPORATION

By:	/s/ Jack P. Harsh